                                  Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement on Form S-3 of Pyramid Oil Company of our report dated March 31, 2010, except for
Note 2 dated September 10, 2010, relating to our audit of the financial statements which is incorporated in this Annual Report on Form 10-K/A of Pyramid Oil Company for the year ended December 31, 2009.


SingerLewak LLP

Los Angeles, California
September 10, 2010